Exhibit 32.1

Section 1350 Certification

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Nextera Enterprises, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)     the accompanying Annual Report on Form 10-K of the Company for the period ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2008

	By:	/s/ JOSEPH J. MILLIN
President
(Principal Executive Officer)